Exhibit 10.1

Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of September 12, 2019 by and among Addus HealthCare, Inc., an Illinois corporation (the “Borrower”), Addus HomeCare Corporation, a Delaware corporation (“Holdings”), the other Persons party hereto that are designated as a “Credit Party” on the signature pages hereof, Capital One, National Association, as Agent (the “Agent”) and as a Lender, and the other Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Holdings, the other Credit Parties, Agent and the other Lenders from time to time party thereto are parties to that certain Amended and Restated Credit Agreement dated as of October 31, 2018 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, Borrower has requested that certain of the Lenders party hereto (the “Incremental Lenders”) provide incremental Revolving Loans Commitments in an aggregate amount of $50,000,000 (the “2019 Incremental Revolving Loan Commitment”), in each case on the terms set forth in this Amendment; and

WHEREAS, the Credit Parties have further requested that the Agent and Lenders amend certain provisions of the Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

A.    INCREMENTAL REVOLVING LOAN COMMITMENT

1.

Each of the Incremental Lenders hereby agrees, severally and not jointly, to increase its respective Revolving Loan Commitment in an aggregate principal amount equal to the amount set forth opposite such Incremental Lender’s name on Schedule 2.1 of the Credit Agreement as amended hereby, on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth in this Amendment. After giving effect to the 2019 Incremental Revolving Loan Commitment, the total amount of Incremental Facilities which may be incurred by the Borrower shall be reduced from $100,000,000 to $50,000,000.

2.

For the avoidance of doubt, all Revolving Loans made pursuant to the Revolving Loan Commitments, as increased hereby, shall have terms and provisions identical to those applicable to the Revolving Loans made immediately prior to the First Amendment Effective Date.

B.    AMENDMENTS TO CREDIT AGREEMENT.

Upon satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

1.	Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order as follows:

“‘BHC Act Affiliate’ has the meaning set forth in Section 10.27(b).

‘Covered Entity’ has the meaning set forth in Section 10.27(b).

‘Covered Party’ has the meaning set forth in Section 10.27(a).

‘Default Right’ has the meaning set forth in Section 10.27(b).

‘Effective Date Fee Letter’ means the Amended and Restated Fee Letter, dated as of the Effective Date, between the Borrower and Agent (as amended, modified and/or supplemented from time to time in accordance with its terms).

‘First Amendment’ means that certain First Amendment to Amended and Restated Credit Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the other Credit Parties party thereto, the Lenders signatory thereto and the Agent.

‘First Amendment Date Fee Letter’ means the Fee Letter, dated as of the First Amendment Effective Date, between the Borrower and Agent (as amended, modified and/or supplemented from time to time in accordance with its terms).

‘First Amendment Effective Date’ means September 12, 2019.

‘Illinois DOA Agreements’ has the meaning set forth in the definition of ‘Illinois Waiver Program Rate Increase.’

‘Illinois Waiver Program Rate Adjustment’ means, for any applicable month, an amount equal to (x) the applicable Illinois Waiver Program Rate Increase multiplied by (y) (i) the total number of hours of service provided under the applicable Illinois DOA Agreements in the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1 hereof, divided by (ii) three.

‘Illinois Waiver Program Rate Increase’ means the increase in the net rate received per hour of service provided by a Credit Party pursuant to the Medicaid Waiver Programs entered into with the Illinois Department on Aging for the State of Illinois or related Medicaid managed plans operating in the State of Illinois (such agreements, collectively, the “Illinois DOA Agreements”), in each case as measured against the net rates in effect immediately prior to such increases, and solely to the extent that the Borrower has provided written notice to Agent that such increased renumeration has been approved by all applicable Governmental Authorities (including, without limitation, CMS).

‘Incremental Revolving Loan’ as defined in Section 2.1(e)(i).

‘Incremental Revolving Loan Commitment’ as defined in Section 2.1(e)(i).

‘Legion’ means Hospice Partners of America, LLC, a Delaware limited liability company.

‘QFC’ has the meaning set forth in Section 10.27(b).

‘QFC Credit Support’ has the meaning set forth in Section 10.27.

‘Supported QFC’ has the meaning set forth in Section 10.27.

‘U.S. Special Resolution Regimes has the meaning set forth in Section 10.27.”

2.	Section 1.1 of the Credit Agreement is hereby further amended as follows:

(a)    The definition of “Aggregate Revolving Loan Commitment” is amended and restated in its entirety as follows:

‘“Aggregate Revolving Loan Commitment’ means the combined Revolving Loan Commitments of the Lenders, which shall be in the amount of $300,000,000 as of the First Amendment Effective Date, as such amount may be adjusted from time to time pursuant to this Agreement.”

(b)    The definition of “Class” is amended and restated in its entirety as follows:

“‘Class’ (a) when used with respect to Lenders, refers to whether such Lenders have a Loan or Commitment with respect to a particular “class” (as described in clauses (b) or (c) of this definition) of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Loan Commitments, Incremental Revolving Loan Commitments, Extended Revolving Loan Commitments, Term Loan Commitments, Incremental Term Loan Commitments or Extended Term Loan Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Term Loans, Extended Revolving Loans, Incremental Term Loans or Extended Term Loans, in each case, under this Agreement as originally in effect or amended pursuant to Section 2.1(e), or 10.1, of which such Loans, Borrowing or Commitments shall be a part. Revolving Loan Commitments, Term Loan Commitments, Incremental Term Loan Commitments, Incremental Revolving Loan Commitments, Extended Revolving Loan Commitments and Extended Term Loan Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Notwithstanding the foregoing, Commitments (and in each case, the Loans made pursuant to such Commitments), including any Incremental Term Loan Commitments or Incremental Revolving Loan Commitments intended to be fungible with any existing Term Loan Commitments) that have identical terms and conditions shall be construed to be in the same Class.”

(c)    The definition of “Consolidated EBITDA” is amended by deleting the word “and” at the end of subsection (g)(10) thereof, replacing the period at the end of subsection (g)(11) thereof with “; and” and adding a new subsection (g)(12) thereafter as follows:

“(12)    an amount equal to:

(x) upon the effectiveness of the Illinois Waiver Program Rate Increase expected to occur on or about September 1, 2019, the Illinois Waiver Program Rate Adjustment for each month in the applicable period ended prior to the month in which such Illinois Waiver Program Rate Increase occurs, and

(y) upon the effectiveness of the Illinois Waiver Program Rate Increase expected to occur on or about January 1, 2020, the Illinois Waiver Program Rate Adjustment for each month in the applicable period ended prior to the month in which such Illinois Waiver Program Rate Increase occurs, in the case of each of clauses (x) and (y), as such Illinois Waiver Program Rate

Adjustments are calculated by the Borrower and approved by Agent (such approval not to be unreasonably, withheld or delayed), and solely to the extent that Agent has received all supporting documentation related to the applicable Illinois Waiver Program Rate Adjustment as Agent may reasonably request.”

(d)    The definition of “Consolidated Total Net Indebtedness” is hereby amended and restated in its entirety as follows:

‘“Consolidated Total Net Indebtedness’ means, at any date, for Holdings and its Restricted Subsidiaries, (i) the sum of, without duplication, (A) Consolidated Funded Indebtedness as of date of measurement, plus (B) L/C Reimbursement Obligations as of date of measurement then due and payable, plus (C) Contingent Acquisition Consideration, net of (ii)(A) unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries included on the balance sheet of Holdings minus (B) $20,000,000; provided, that the amount set forth in clause (ii) above shall not be less than zero.”

(e)    The definition of “Control Agreement”, the phrase “each Control Agreement” in the definition of “Collateral Documents”, the phrase “any Control Agreement” in Section 10.1(a) and 10.1(g) and any other uses of such defined term are hereby deleted.

(f)    The definition of “Fee Letter” is hereby amended and restated in its entirety as follows:

‘“Fee Letter’ means the Effective Date Fee Letter or the First Amendment Date Fee Letter, as applicable, and “Fee Letters” means each such Fee Letter collectively.”

(g)    The definition of “Latest Maturity Date” is hereby amended and restated in its entirety as follows:

“‘Latest Maturity Date’ means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan, any Incremental Term Loan Commitment, any Extended Term Loan Commitment, any Incremental Revolving Loan or any Incremental Revolving Loan Commitment, in each case as extended in accordance with this Agreement from time to time.”

(h)    The definition of “Pro Forma EBITDA” is amended by adding the following new sentence to the end of such definition:

“Notwithstanding the foregoing, Consolidated EBITDA attributable to Legion for each applicable month ended on or prior to September 30, 2019 shall be deemed to be $776,614, as adjusted by any additional Pro Forma Acquisition Adjustments reasonably approved by Agent.”

(i)    The definition of “Revolving Loan” is hereby amended and restated in its entirety as follows:

“‘Revolving Loan’ means a Loan made or deemed to have been made pursuant to Section 2.1(b), Section 2.1(c)(vi)(B) or Section 2.1(d)(iii)(B) or pursuant to any Incremental Revolving Loan Commitments or Extended Revolving Loan Commitments.”

(j)    The definition of “Revolving Loan Commitment” is hereby amended by amending and restating clause (b) thereof in its entirety as follows:

“(b) reduced or increased from time to time pursuant to (i) assignments by or to such Revolving Lender pursuant to an Assignment, (ii) an amendment or joinder agreement with respect to an Incremental Revolving Loan Commitment or (iii) an Extension with respect to Extended Revolving Loan Commitments.”

(k)    The definition of “Segregated Governmental Account” is hereby amended and restated in its entirety as follows:

“‘Segregated Governmental Account’ means a deposit account of a Credit Party, the only funds on deposit in which constitute the direct proceeds of Medicare and Medicaid payments made by Governmental Payors.”

(l)    The definition of “Sweep Agreement” is hereby deleted.

3.	Subsection 2.1(e)(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i)    Requests. The Borrower may, by written notice to Agent (each, an ‘Incremental Facility Request’), request increases in the Term Loans or additional term loan facilities (each, an ‘Incremental Term Loan Commitment’ and the term loans thereunder, an ‘Incremental Term Loan’) and/or increases in the Revolving Loan Commitments (each, an ‘Incremental Revolving Loan Commitment’ and the loans thereunder, ‘Incremental Revolving Loans’; each Incremental Term Loan Commitment and each Incremental Revolving Loan Commitment are each sometimes referred to herein individually as an ‘Incremental Facility’ and collectively as the ‘Incremental Facilities’) in Dollars in an aggregate amount not to exceed $50,000,000 for all such Incremental Facilities; provided that (x) no commitment of any Lender shall be increased without the consent of such Lender and (y) any Person committing to provide all or a portion of the Incremental Facilities must be an existing Lender (other than a Defaulting Lender), an Affiliate or Approved Fund of any existing Lender (other than a natural Person or a Defaulting Lender) or any other Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) who is an ‘accredited investor’ (as defined in Regulation D of the Securities Act of 1933) acceptable (which acceptances shall not be unreasonably withheld or delayed) to Borrower and Agent. Such notice shall set forth (A) the amount of the Incremental Term Loan Commitment or Incremental Revolving Loan Commitment being requested, (B) the date (an ‘Incremental Effective Date’) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed by Agent, shall not be less than 10 Business Days nor more than sixty (60) days after the date of such notice), and (C) if an Incremental Term Loan Commitment, whether the related Incremental Term Loan is to be a LIBOR Rate Loan or a Base Rate Loan (and, if a LIBOR Rate Loan, the Interest Period therefor).”

4.	Subsection 2.1(e)(ii) of the Credit Agreement is hereby amended by amending and restating subclauses 2.1(e)(ii)(A), (B) and (C) thereof in their entirety as follows:

“(A)    no Default or Event of Default shall exist at the time of funding; provided that, solely with respect to an Incremental Term Loan, the proceeds of which are being used to finance substantially contemporaneously a Limited Condition Acquisition, the Lenders providing such Incremental Facility may agree to fund such Incremental Term

Loan if (i) as of the date the signing of the Limited Condition Acquisition Agreement, no Default or Event of Default shall have occurred and be continuing and (ii) as of the date of the funding of such Incremental Facility, no Default or Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall have occurred and is continuing at such time of funding;

(B) as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1, the Total Net Leverage Ratio recomputed on a pro forma basis shall not exceed 3.75:1.00; provided that solely with respect to an Incremental Term Loan, the proceeds of which are being used substantially contemporaneously to finance a Limited Condition Acquisition, the Total Net Leverage Ratio shall be determined as of the date that the applicable Limited Condition Acquisition Agreement is entered into, and calculated as if such Limited Condition Acquisition (and any other pending Limited Condition Acquisition) and other pro forma events in connection therewith were consummated on such date;

(C) proceeds of any such Incremental Facility shall be used solely to finance or refinance the purchase price of, and to pay fees, costs and expenses in connection with, a Permitted Acquisition consummated substantially concurrently with the incurrence thereof or within forty-five (45) days prior to the date of incurrence; provided, however, that the proceeds of the Incremental Revolving Loan Commitments incurred on the First Amendment Effective Date shall be used solely (x) to pay a portion of the consideration for the Acquisition of Legion or any other Permitted Acquisition, (y) to pay fees, costs and expenses in connection with any such Acquisition and (z) for general working capital, capital expenditure or other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement;”

5.

Subsection 2.1(e)(iii) of the Credit Agreement is hereby amended by deleting the word “and” at the end of subsection (B) thereof, replacing the period at the end of subsection (C) thereof with “; and” and adding a new subsection (D) thereto as follows:

“(D)    Any Incremental Revolving Loans shall be on the same terms (as amended from time to time) (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on the lesser of a four-year average life to maturity or the remaining life to maturity), but excluding reasonable and customary arrangement, structuring and underwriting fees with respect to such Incremental Revolving Loans) as, and pursuant to documentation applicable to, the initial Revolving Loans.”

6.	Subsection 2.1(e)(iv) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Each of the parties hereto hereby agrees that Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of each Incremental Revolving Loan Commitment, (i) Revolving Loans made under such Incremental Revolving Loan Commitment are included in each Borrowing of outstanding Revolving Loans on a pro rata basis and (ii) the Lender providing each Incremental Revolving Loan Commitment shares ratably in the aggregate principal amount of all outstanding Revolving Loans, Swing Loans and Letter of Credit Obligations.”

7.	Section 2.9 of the Credit Agreement is hereby amended by amending and restating subsection (a) thereof in its entirety as follows:

“(a)     Fees. The Borrower shall pay to Agent, for Agent’s own account or as otherwise provided therein, fees in the amounts and at the times set forth in the Fee Letters.”

8.	Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.11    Cash Management Systems.

(a)    [Reserved].

(b)    Holdings and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Agent, including that the Credit Parties shall segregate collections made from Governmental Payors making payments under Medicare or Medicaid, from collections made from all other Account Debtors and customers of the applicable Credit Parties, including, without limitation, by notifying all Governmental Payors making payments under Medicare or Medicaid to make payments to a Segregate Governmental Account and periodically sweep amounts deposited therein to one or more concentration accounts on a daily basis as and when funds clear and become available in accordance with such depository’s customary procedures.

(c)    Each Lender that is a depository bank, securities intermediary or commodities intermediary at which Credit Parties maintain their cash hereby waives all of its right to offset the Obligations (other than in respect of customary offsets for returned items and ordinary course fees and charges by such Person in accordance with its standard schedule of fees and charges in effect from time to time to the extent permitted by the CMS Bulletin (as defined below)) against each Segregated Governmental Account of a Credit Party maintained by such Lender to the extent necessary to comply with the requirements of the CMS Bulletin.

(d)    The Credit Parties shall direct each depository bank, securities intermediary or commodities intermediary at which the Credit Parties maintain their cash complies with all requirements of the Department of Health and Human Services Centers for Medicare & Medicaid Services (CMS) Manual System Pub. 100-4 Transmittal 213 (including change request 3079) and any replacement, change or update thereto (the “CMS Bulletin”).”

9.	Section 5.13(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)    Promptly upon request by Agent, the Credit Parties shall (and, subject to the limitations set forth herein and in the Collateral Documents, shall cause each of their Restricted Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) subject to customary “Funds Certain Provisions” with respect to perfection of Liens on assets acquired in an Investment permitted hereunder, to perfect and maintain the validity, effectiveness and (to the extent required hereby) priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, grant, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document; provided that the Credit Parties shall not be required to deliver with respect to any location of the Credit Parties at which Collateral with an aggregate fair market value in excess of $1,000,000 is located after the Effective Date, landlord agreement or bailee or mortgage waiver with respect to such location satisfying the requirements of Section 5.12 until sixty (60) days after the date Collateral at such location exceeds $1,000,000.”

10.	Section 6.17 of the Credit Agreement is hereby amended by replacing the phrase “$5,000,000” appearing therein with “$10,000,000”.

11.	Article X of the Credit Agreement is hereby amended by inserting the following as Section 10.27 thereto:

“10.27    Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Contracts or any other agreement or instrument that is a QFC (such support, ‘QFC Credit Support’ and each such QFC a ‘Supported QFC’), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the ‘U.S. Special Resolution Regimes’) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a ‘Covered Party’) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.27, the following terms have the following meanings:

(i)    ‘BHC Act Affiliate’ of a party means an ‘affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)    ‘Covered Entity’ means any of the following:

(A)    a ‘covered entity’ as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)     a ‘covered bank’ as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)    a ‘covered FSI’ as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)    ‘Default Right’ has the meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. § § 252.81, 47.2 or 382.1 as applicable.

(iv)    ‘QFC’ has the meaning assigned to the term ‘qualified financial contract’ in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

12.	The column of Schedule 2.1 titled “Revolving Loan Commitment” to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

13.	Exhibit 5.2(a) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

C.    CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

1.

the execution and delivery of (a) this Amendment by each Credit Party, the Agent and Lenders, (b) the First Amendment Date Fee Letter by the Agent and the Borrower, (c) Revolving Notes by the Borrower in favor of each Incremental Lender requesting such a promissory note and (d) an Omnibus Reaffirmation Agreement, executed by each Credit Party.

2.

Agent shall have received such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Credit Party (in each case, to the extent applicable), certificates of customary resolutions or other customary action, customary certificates of Responsible Officers of each Credit Party and incumbency certificates of each Credit Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Credit Party is a party or is to be a party on the First Amendment Effective Date;

3.

All fees due and payable pursuant to the First Amendment Date Fee Letter and all expenses (including without limitation, legal fees and expenses) and other transaction costs incurred in connection with this Amendment required to be paid to the Agent and the Lenders shall have been paid;

4.

The Administrative Agent shall have received a customary opinion from each of (a) Bass Berry & Sims PLC, primary counsel to the Credit Parties, (b) Hodgson Russ LLP, New York counsel to the Credit Parties, (c) Hinshaw & Culbertson LLP, Illinois counsel to the Credit Parties, (d) Husch Blackwell LLP, Colorado counsel to the Credit Parties and (e) Montgomery & Andrews, P.A., New Mexico counsel to the Credit Parties.

5.

(i) No Default or Event of Default has occurred and is continuing or could reasonably be expected to result after giving effect to the Loans made on the First Amendment Effective Date and (ii) each representation or warranty made by a Credit Party contained herein or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein).

6.

After giving effect to the funding and disbursement of the Loans made on the date hereof and the other Indebtedness contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, each of the Borrower and the Guarantors is Solvent;

7.

There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in writing or before any Governmental Authority that challenges the credit facilities hereunder, and there shall not exist any order, injunction or decree of any Governmental Authority restraining or prohibiting the funding of the Loans hereunder or the transactions contemplated hereby;

8.	Since December 31, 2018, there shall not have occurred any Material Adverse Effect;

9.

Each of the conditions set forth in Section 2.1(e)(ii)(B), (C) and (D) of the Credit Agreement, as amended hereby, with respect to the 2019 Incremental Revolving Loan Commitment shall have been satisfied; and

10.	Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the satisfaction of each of the conditions set forth in paragraphs 5 through 9 of this Section C.

D.    REPRESENTATIONS AND WARRANTIES.

Each Credit Party hereby represents and warrants to Agent and each Lender that:

1.

The execution, delivery and performance by the Credit Parties of this Amendment and by each Credit Party of any other Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any material breach or contravention of, or result in the creation of any Lien (other than Liens in favor of Agent created under the Loan Documents) under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject, (c) affect any Credit Party’s or any Restricted Subsidiary of a Credit Party’s right to receive, or reduce the amount of, payments and reimbursements from Third Party Payors, or materially adversely affect any Regulatory Permit; or (d) violate any material Requirement of Law in any material respect;

2.	such Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment and the Credit Agreement, as amended hereby;

3.

this Amendment constitutes the legal, valid and binding obligations of each such Person which is a party hereto enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

4.

after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); and

5.	no Default or Event of Default exists or would result from the transactions contemplated by this Amendment.

E.    ADDITIONAL AGREEMENTS

1.

Release of Control Agreements. The Agent and the Lenders signatory hereto agree that upon the effectiveness of this Amendment, Agent shall promptly deliver notices of termination with respect to each Control Agreement and each Sweep Agreement in effect as of the First Amendment Effective Date to each applicable financing institution.

2.

No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.

3.

Costs and Expenses; Indemnity. Sections 10.5 and 10.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if such Sections were set forth in full herein. Borrower agrees to pay on demand all reasonable and documented costs and out-of-pocket expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

4.

Counterparts. This Amendment may be may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

5.

Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 10.9 of the Credit Agreement, and provided further that no Borrower may assign or transfer any of its rights or obligations under this Amendment or the Credit Agreement without the prior written consent of Agent and each Lender.

6.

Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

7.

Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. The parties hereto acknowledge that this Amendment may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Amendment.

8.	Captions. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

9.

Successor and Assigns. The provisions of this Amendment and the Credit Agreement (as amended hereby) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

10.

Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

BORROWER:

ADDUS HEALTHCARE, INC.

By:	/s/ Brian Poff
Name:	Brian Poff
Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

OTHER CREDIT PARTIES:

ADDUS HOMECARE CORPORATION

By:	/s/ Brian Poff
Name:	Brian Poff
Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

ADDUS HEALTHCARE (DELAWARE), INC.
ADDUS HEALTHCARE (IDAHO), INC.
ADDUS HEALTHCARE (NORTH CAROLINA), INC.
ADDUS HEALTHCARE (NEVADA), INC.
ADDUS HEALTHCARE (SOUTH CAROLINA), INC.
PRIORITY HOME HEALTH CARE, INC.
SOUTH SHORE HOME HEALTH SERVICE INC.
OPTIONS SERVICES, INC.
ADDUS NURSE CARE, INC.
PRAC HOLDINGS, INC.
CURA PARTNERS, LLC
AMBERCARE CORPORATION
AMBERCARE HOME HEALTH CARE CORPORATION
AMBERCARE HOSPICE, INC.
ALLIANCE HOME HEALTH CARE, LLC

By:	/s/ Brian Poff
Name:	Brian Poff
Title:	Secretary

Signature Page to First Amendment

AGENT AND LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION, as Agent, Swing Lender and as a Lender

By:	/s/ Brian Dunn
Name:	Brian Dunn
Title:	Its Duly Authorized Signatory

Signature Page to First Amendment

BANK OF THE WEST, as a Lender

By:	/s/ Jennifer Teubl
Name:	Jennifer Teubl
Title:	Vice President

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BBVA USA, as a Lender

By:	/s/ Thomas W. Harazim
Name:	Thomas W. Harazim
Title:	Senior Vice President

Signature Page to First Amendment

Citizens Bank, N.A., as a Lender

By:	/s/ Doug Cornett
Name:	Doug Cornett
Title:	Managing Director

Signature Page to First Amendment

FIFTH THIRD BANK, as a Lender

By:	/s/ Nathaniel E. Sher
Name:	Nathaniel E. Sher
Title:	Senior Vice President

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nicholas J. Watts
Name:	Nicholas J. Watts
Title:	Authorized Officer

Signature Page to First Amendment

Hancock Whitney Bank, as a Lender

By:	/s/ Brian Wille
Name:	Brian Wille
Title:	Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Teddy Koch
Name:	Teddy Koch
Title:	Director

Signature Page to First Amendment

Huntington National Bank, as a Lender

By:	/s/ Joseph A. Miller
Name:	Joseph A. Miller
Title:	Managing Director

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Woodforest National Bank, as a Lender

By:	/s/ David Molnar
Name:	David Molnar
Title:	Senior Vice President

Signature Page to First Amendment